Morgan Stanley Institutional Fund Trust Global
Strategist Portfolio
77I- Terms of New or Amended Securities




Effective June 30, 2017, Morgan Stanley Institutional
Fund Trust Global Strategist Portfolio made changes to their share Class offerings as described in the supplement to their Prospectuses filed via EDGAR with the Securities and Exchange Commission on June 15,
2017 (accession number 0001104659-17-039545) and
incorporated by reference herein.

Morgan Stanley Institutional Fund Trust Global
Strategist Portfolio made changes to their share Class offerings as described in the supplement to their Statement of Additional Information filed via EDGAR with the Securities and Exchange Commission on September 29, 2017 (accession number 0001104659-17-
059828) and incorporated by reference herein.